                                                                     Exhibit B1
                                                                     ----------

                         Form of Certificate of Merger
                         -----------------------------

                             CERTIFICATE OF MERGER

                            Nova Finance Company LLC
                     (a Delaware limited liability company)

                                      INTO

                        Sunburst Hospitality Corporation
                            (a Delaware corporation)

          The undersigned corporation organized and existing under and by virtue of the laws of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of domicile of each of the constituent business organizations of the merger is as follows:

           NAME                                          STATE OF DOMICILE

Nova Finance Company LLC                                      Delaware

Sunburst Hospitality Corporation                              Delaware

          SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent business organizations in accordance with the requirements of section 264 of the General Corporation Law of Delaware or section 18-209 of the Delaware Limited Liability Company Act, as applicable.

          THIRD: That the name of the surviving corporation of the merger is Sunburst Hospitality Corporation.

          FOURTH: That the Amended and Restated Certificate of Incorporation of Sunburst Hospitality Corporation, a Delaware corporation, which will survive the merger, in the form attached hereto as Annex A, shall be the certificate of
                                       -------
incorporation of the surviving corporation.

          FIFTH:    That the executed Plan and Agreement of Merger is on file at an office of the surviving corporation, the address of which is: Sunburst Hospitality Corporation, 10770 Columbia Pike, Silver Springs, MD 20901-4448.

          SIXTH:    That a copy of the Plan and Agreement of Merger will be
furnished by the surviving corporation, on request and without cost, to any stockholder or member of either constituent business organization.

          SEVENTH: That The Corporation Trust Company is designated as agent of the surviving corporation upon whom process against the corporation may be served. The address of The Corporation Trust Company is: 1209 Orange Street, in the City of Wilmington, County of New Castle. The post office address to which The Corporation Trust Company shall mail a copy of any process against the corporation served upon him or her is: Sunburst Hospitality Corporation, 10770 Columbia Pike, Silver Springs, MD 20901-4448.

          SEVENTH: That this Certificate of Merger shall be effective on the date of filing with the Secretary of State of the State of Delaware.

          Dated:

                                        SUNBURST HOSPITALITY CORPORATION

                                        By: ____________________________
                                            Name:
                                            Title:

                                      B-2